EXHIBIT 10.3

LOCK-UP AGREEMENT

___, 2020

Kensington Capital Acquisition Corp.

1400 Old Country Road, Suite 301

Westbury, NY 11590

Attention: Justin Mirro

Ladies and Gentlemen:

The undersigned signatory of this lock-up agreement (this “Letter Agreement”) understands that Kensington Capital Acquisition Corp., a Delaware corporation (“KCAC”), has entered into the Business Combination Agreement (as the same may be amended from time to time, the “BCA”), dated as of September 2, 2020, with Kensington Merger Sub Corporation, a Delaware corporation and a wholly-owned subsidiary of KCAC (“Merger Sub”), and QuantumScape Corporation, a Delaware corporation (the “Company”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”) and as a wholly-owned subsidiary of KCAC, upon the terms and subject to the conditions set forth in the BCA and in accordance with applicable law (the “Effective Time”).

As a material inducement to the parties to consummate the Merger and the other transactions contemplated by the BCA, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that as follows:

1.	Definitions

(a)

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of KCAC’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of KCAC (or surviving entity) or would otherwise have the power to control the board of directors of KCAC or to direct the operations of KCAC.

(b)	“KCAC Common Stock” shall mean any shares of Class A common stock or Class B common stock of KCAC as in effect upon the consummation of the Merger.

(c)

“Lock-up Period” shall mean the period commencing upon the Effective Time and ending on the earliest of (i) the date that is 180 days from the Effective Time, (ii) the last consecutive trading day where the sale price of the KCAC Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Effective Time, or (iii) such date on which KCAC completes a liquidation, merger, stock exchange or other similar transaction that results in all of KCAC’s stockholders having the right to exchange their shares of KCAC Common Stock for cash, securities or other property.

(d)

“Shares” shall mean the shares of (1) KCAC Common Stock owned of record or beneficially by the undersigned as of the Effective Time, including KCAC Common Stock issued to the undersigned pursuant to the BCA, plus (2) KCAC Common Stock which may be issued upon exercise of a stock option or warrant or upon settlement of any restricted stock units or other convertible or exercisable security owned of record or beneficially by the undersigned as of the Effective Time, plus (3) KCAC Common Stock granted or issued by KCAC to the undersigned following the Effective Time, plus (4) KCAC Common Stock which may be issued upon exercise of a stock option or warrant or upon settlement of any restricted stock units or other convertible or exercisable security granted or issued by KCAC to the undersigned following the Effective Time. For the avoidance of doubt, “Shares” shall not include KCAC Common Stock acquired on the open market or under the KCAC Employee Stock Purchase Plan following the Effective Time.

(e)

“Transfer” shall mean the (a) sale, transfer, hypothecation, pledge, grant of any option to purchase or other disposition of, offer to sell, contract or agreement to sell, transfer, hypothecate, pledge, grant of any option to purchase or otherwise dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any of the Shares, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

2.

Lock-up Restrictions. Subject to the exceptions set forth in this Letter Agreement, without the unanimous approval of the board of directors of KCAC (the “Board”), the undersigned will not Transfer any of the Shares during the Lock-up Period.

3.	Exceptions. The provisions of Section 2 shall not apply to:

(a)	transactions relating to shares of KCAC Common Stock acquired in open market transactions or from KCAC pursuant to KCAC’s Employee Stock Purchase Plan;

(b)	Transfers of shares of KCAC Common Stock or any security convertible into or exercisable or exchangeable for KCAC Common Stock as a bona fide gift;

(c)

Transfers of shares of KCAC Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin;

(d)	Transfers by will or intestate succession upon the death of the undersigned;

(e)	the Transfer of shares of KCAC Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement;

(f)

if the undersigned is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the undersigned, (ii) distributions of shares of KCAC Common Stock to partners, limited liability company members or stockholders of the undersigned;

(g)	Transfers to KCAC’s officers, directors or their affiliates;

(h)

pledges of shares of KCAC Common Stock as security or collateral in connection with any borrowing or the incurrence of any indebtedness by the undersigned; provided, however, that such borrowing or incurrence of indebtedness is secured by a portfolio of assets or equity interests issued by multiple issuers;

(i)

Transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of KCAC that occurs after the Effective Time; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the KCAC Common Stock subject to this Letter Agreement shall remain subject to this Letter Agreement;

(j)

the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of KCAC Common Stock or any securities convertible into or exercisable or exchangeable for KCAC Common Stock during the Lock-Up Period;

(k)

Transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of KCAC Common Stock or the vesting of stock-based awards (provided such newly acquired shares are substituted for such Shares); and

(l)

Transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of KCAC Common Stock (provided such newly acquired shares are substituted for such Shares);

provided, however, that in the case of any Transfer pursuant to Sections 3(b) through 3(g), each donee, distributee or other transferee shall agree in writing, in form and substance reasonably satisfactory to KCAC, to be bound by the provisions of this Letter Agreement.

4.	General.

(a)	The undersigned hereby represents and warrants that the undersigned has full right and power, without violating any agreement to which it is bound, to enter into this Letter Agreement.

(b)

This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. Notwithstanding the foregoing, the Board may waive the restrictions contained in this Letter Agreement in its sole discretion.

(c)

This Letter Agreement shall be binding on the undersigned and its successors, heirs and assigns and permitted transferees. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement. All agreements contained in this Letter Agreement shall be for the sole benefit of the parties hereto and their successors and assigns.

(d)

This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(e)

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in Santa Clara County, California, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

(f)

Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

(g)	In addition, this Letter Agreement shall automatically terminate and be of no further force and effect on the date, if any, the BCA is terminated for any reason prior to the closing of the Merger.

[Signature Page Follows]

Sincerely, STOCKHOLDER

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Acknowledged and Agreed: KENSINGTON CAPITAL ACQUISITION CORP.

By:
Name:
Title: